AMENDMENT NO. 1 TO

E M P L O Y M E N T A G R E E M E N T # GT11/02

Moscow October 24, 2005

This Amendment No. 1 is made to the Employment Agreement (hereinafter the “Agreement”) made and entered by and between:

Golden TeleServices, Inc., (hereinafter the “Employer” or “Corporation”), a Delaware corporation, located at 2831 29th St., N. W., Washington, DC 20008, USA, having its accredited representative office in Russia (hereinafter the “Representative Office”), located at 1 Kozhevnichesky Proezd, 2nd Floor, Moscow, Russia, 115114, in the person of Jean-Pierre Vandromme, the CEO of the Corporation,

and

Vinogradov Alexander Yakovlevich, a citizen of the Russian Federation, born in 1953, residing at: Moscow, 6 2nd Kazachi Pereulok , Apt. 11, the passport # 45 03 253010, issued by Donskoy OVD, in Moscow on June 26, 2002, (hereinafter the “Employee”)

WHEREAS, Mr. Jean-Pierre Vandromme commenced duties as Chief Executive Officer of Golden Telecom, Inc, as of September 1, 2005 and was formally elected as CEO of Golden TeleServices, Inc. as of October 10, 2005 pursuant to Unanimous Written Consent of the Board of Directors of Golden TeleServices, Inc. dated October 10, 2005; and

WHEREAS, Mr. Vinogradov has agreed to continue to serve the Corporation as the President of the Corporation; which requires that an amendment should be made to the title and responsibilities of Mr. Vinogradov as stated in the Agreement;

NOW THEREFORE, the Employer and Employee agreed as follows:

1. The first two “Whereas clauses” of the Agreement are deleted, and the third “Whereas clause” are amended to provide: “WHEREAS, the Corporation desires to continue to employ the Employee as President under the terms of this Agreement”

2. Section 1.1 of the Agreement is amended to read as follows:

1.1 As of September 1, 2005, the Corporation hereby employs the Employee as President.

3. Sections 3.2, 3.3 and 3.4 of the Agreement are deleted and the remaining sections are renumbered accordingly.

4. The Description of the Job Responsibilities of the Employee set forth in Exhibit A to the Employee’s Agreement is amended and restated to provide as follows:

The Employee shall:

1. Manage and direct the Moscow Representative Office of Golden TeleServices, Inc. as Head of the Representative Office

2. Manage and direct the application for, receipt and implementation of all licenses required for Golden Telecom’s CIS and non-CIS legal entities.

3. Manage and direct relationships with the Russian, Ukrainian and other CIS Ministries of Communication and government agencies

4. Manage and direct relationships with major competitors and incumbent operators

5. Act as a primary spokesperson on all Golden Telecom matters; and

6. Undertake such additional responsibilities, or fulfill any changed responsibilities, as may be assigned to the Employee by the Chief Executive Officer of the Corporation.

5. Paragraphs 1 and 2 of Exhibit B to the Employee’s Agreement are amended to provide as follows:

1. Employee Base Salary

The Employee shall be paid the base salary per month in an amount equivalent to US$ 37,500.00 (thirty seven thousand and five hundred dollars) before taxes in accordance with the applicable law of the Russian Federation, and the base salary shall be paid in Ruble equivalent by the rate of the Central Bank of the Russian Federation on the day of payroll accrual. The above base salary shall be paid to the Employee beginning from the date when this Agreement entered into effect and continuing thereafter unless revised in accordance with the provisions hereof.

2. Employee Bonus

In addition to the Employee’ base salary in accordance with the resolution of the Board of Directors of the Corporation and GTI the Employer may pay to the Employee the Employee’s performance-based incentive bonus (the “Employee Bonus”) in an amount equivalent to US$ 115,000 (one hundred and fifteen thousand dollars). The bonus shall be paid annually. The actual amount of the annual payment will depend on the results of overall performance of GTI, the performance of the Employee’s business unit and on the achievement of personal objectives.

3. Signing Bonus

GTI shall pay to the Employee a one time signing bonus as consideration for his agreeing to this Amendment No. 1 to his Agreement in the amount of two hundred and fifty thousand dollars (USD 250,000).

6. Apart from the foregoing amendments to the Agreement made by this Amendment No. 1, no other amendments are made to the Agreement.

This Amendment No. 1 to the Agreement has been signed in four (4) counterparts, two (2) of which are in Russian and two (2) in English. Each party shall receive one (1) counterpart in Russian and one (1) counterpart in English. If there is any discrepancy between the English and Russian texts, then the Russian text shall prevail.

Employer:
__________________________	Employee:
Jean-Pierre Vandromme	—
Chief Executive Officer	Alexander Yakovlevich Vinogradov

[Employer’s Stamp]